Exhibit 10.14

OPERATING AGREEMENT OF

MVP BRIDGEPORT FAIRFIELD GARAGE, LLC

a Delaware limited-liability company

This Operating Agreement (the “Agreement”) is made and entered into and, effective as of this 22nd day of February, 2016, by MVP REAL ESTATE HOLDINGS, LLC, a Nevada limited-liability company and MVP REIT II OPERATING PARTNERSHIP, LP a Delaware limited partnership (hereinafter referred to as “Members”), and MVP BRIDGEPORT FAIRFIELD GARAGE, LLC a Delaware limited-liability company (hereinafter referred to as the “LLC” or the “Company”).

RECITALS

A limited-liability company named MVP BRIDGEPORT FAIRFIELD GARAGE, LLC, a Delaware limited-liability company, was formed under the laws of the State of Delaware (hereinafter referred to as the “LLC”).

In consideration of the covenants and the promises made herein, the parties hereby agree as follows:

SECTION 1: DEFINITIONS

1.1 “Agreement” means this limited-liability company Operating Agreement, as amended.

1.2 “Articles of Organization” means the articles of organization which were filed on February 22nd, 2016 with the Delaware Secretary of State for the purpose of forming this LLC.

1.3 “Code” means the Internal Revenue Code of 1986, as amended.

1.4 “Capital Account” means the amount of a Member’s Capital Contribution, as adjusted, including but not limited to increases due to profits or additional contributions and decreases due to losses and distributions.

1.5 “Capital Contribution” means any contribution of value, including but not limited to cash, property, assets, etc., by Member to the capital of the LLC.

1.6 “Financial Interest” means a right to share in the profits, losses, incomes, expenses, or other monetary items and to receive distributions and allocations from the LLC.

1.7 “LLC” means MVP BRIDGEPORT FAIRFIELD GARAGE, LLC a Delaware limited-liability company under the laws of the State of Delaware.

1.8 “LLC Interest” or “Interest” means an ownership interest in the LLC, which includes the Financial Interest, the right to vote, the right to participate in management, and the right to obtain information concerning the LLC and any other rights granted to a Member under the Articles of Organization or this Agreement.

1.9 “Manager” or “Managers” means the person(s) elected, appointed, or otherwise designated in accordance with this Agreement to manage and operate the LLC.

1.10 “Member” or “Members” means any person or entity who owns any interest in this LLC and is a party to this Agreement but does not include any person who holds only a Financial Interest as a result of an involuntary transfer or assignment or a transfer or assignment in violation of this Agreement.

1.11 “Property” means the real property located at 314-322 Fairfield Avenue Bridgeport, Connecticut and any and all assets, in whole or in part, of the LLC, both tangible and intangible.

1.12 “Statute” means the Delaware limited-liability company Act, as amended.

SECTION 2: FORMATION

2.1 Formation of the LLC. The LLC was formed pursuant to the laws of the State of Delaware by filing the Articles of Organization with the Delaware Secretary of State.

2.2 Name. The name of the LLC is “MVP BRIDGEPORT FAIRFIELD GARAGE, LLC”. The Manager shall operate the business of the LLC under such name or use such other names as the Manager deems necessary provided that such names do not violate the statute.

2.3 Principal Office. The LLC’s principal place of business will be located at 8880 West Sunset Road, Suite 240, Las Vegas, Nevada, 89148, or any other location determined by the Manager. If the principal office is located outside the state of organization, and the LLC has one or more business offices in the state of organization, the Manager shall fix and designate a principal business office in the state of organization. Branch or subordinate offices may be established at any time and at any place as determined by the Manager.

2.4 Term. The LLC will continue to exist until terminated or dissolved in accordance with its Articles of Organization or this Agreement.

2.5 Business Purpose. The purpose of the LLC is to engage in any lawful activities for which a LLC may be organized under the Statute.

2.6 Registered Agent. The LLC’s registered agent is Registered Agents Legal Services, LLC or any other person or entity with an office in the state of organization as determined by the Manager(s).

2.7 Registered Office. The LLC’s registered office will be the office of the registered agent located at 1013 Centre Road Suite 403S Wilmington, Delaware 19805 or any other location within the state of organization as determined by the Manager.

SECTION 3: MEMBERSHIP

3.1 Members. The Member(s) of the LLC are the entities set forth in this Agreement.

3.2 Additional Members. Additional persons or entities may be admitted to the LLC as Members, and LLC Interests may be issued to those additional Members, if the Members consent to the admission of the additional Members on such terms and conditions as determined by the Members and in accordance with the Articles of Organization and this Agreement. All new Members must sign a copy of this Agreement and agree to be bound by the terms of this Agreement.

3.3 Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the LLC to a third party unless the Members agree in writing to be liable.

3.4 Authority. The Members have no authority or power to act for or on behalf of, to bind, or to incur any liability on behalf of the LLC.

SECTION 4: CAPITAL ACCOUNTS

4.1 Contributions. The Members have made capital contributions to the LLC and have received the following LLC Interest:

Name	LLC Interest

MVP REAL ESTATE HOLDINGS, LLC	90%
MVP REIT II OPERATING PARTNERSHIP, LP	10%

4.2 Additional Contributions. Except as specifically set forth in this Agreement, Members shall not be required to make any additional Capital Contributions. If the Members determine that additional contributions are necessary or desirable, the Members shall contribute to the LLC such additional contributions as the Members determine in their sole and absolute discretion.

4.3 Capital Accounts. A Capital Account (hereinafter referred to as “Capital Account”) shall be established and maintained for the Members. A Member’s Capital Account will be accounted for separately and will be maintained in accordance with generally accepted accounting principles. If a Member’s validly transfers its LLC Interest, the Capital Account of the transferring Members shall carry over to the transferee Members in accordance with the Code.

4.4 Adjustments to Capital Accounts. A Member’s Capital Account shall be adjusted as follows:

(a) Increases. A Member’s Capital Account shall be increased by:

(1) Capital contributions of cash and/or property at its agreed upon fair market value;

(2) All items of LLC income and gain (including income and gain exempt from tax).

(b) Decreases. A Member’s Capital Account shall be decreased by:

(1) Distributions of cash and/or property at its agreed upon fair market value;

(2) All items of LLC deduction and loss (including deductions and loss exempt from tax).

4.5 Advances by Members. The Members may, at any time, advance moneys to the LLC. An advance is a loan from the Members to the LLC and shall bear interest at the prevailing interest rate. An advance is not a Capital Contribution.

SECTION 5: ALLOCATION OF PROFITS AND LOSSES

AND DISTRIBUTIONS

5.1 Determination of Profits and Losses. Profits and losses shall mean net income and net loss as determined by the books and records of the LLC which shall be kept in accordance with generally accepted accounting principals and the Code.

5.2 Distributions. Distribution of LLC assets and property shall be made at such times and in such amounts as the Manager determines subject to any restrictions in this Agreement.

SECTION 6: MANAGEMENT

6.1 Management. The LLC shall be managed by the Manager who shall be responsible for the management of the LLC’s business and affairs. The current Manager is MVP REALTY ADVISORS, LLC.

6.2 Place of Meeting. Meetings of the Members may be held at any place within the United States designated by the Members. If no place is so specified, Members’ meetings shall be held at the LLC’s principal office.

6.3 Annual Meeting. An annual meeting of the Members may be held on the 3rd Monday of February of each year at 8880 W. Sunset Road, Suite 240, Las Vegas, Nevada 89148, provided, however, that should such day fall upon a legal holiday, then the annual meeting of the Members shall be held at the same time and place on the next day thereafter which is a full business day. At the annual meeting, any proper business may be transacted.

6.4 Special Meetings. A special meeting of the Members may be held at any time, without notice, and at any place as determined by the Members. At the special meeting, any proper business may be transacted.

6.5 Members Action by Written Consent without a Meeting. Any action, which may be taken at any annual or special meeting of the Members, may be taken without a meeting, if consent in writing, setting forth the action so taken, is signed by the Members. All such consents shall be filed with the LLC’s books and records.

6.6 Manager. The LLC shall be managed by one (1) Manager, until changed by an amendment to this Agreement, who shall be responsible for the management of the LLC’s business and affairs.

6.7 Election and Term of Office of Manager. Manager shall be elected at the annual meeting of the Members and will hold office until the next annual Members’ meeting.

6.8 Vacancies. A manager vacancy shall be deemed to exist if (i) a manager dies, resigns, or is removed by the Members; (ii) the other managers, if any, declare a manager vacancy; (iii) the authorized number of managers is increased, or (iv) if at a Members’ meeting the Member fails to elect the full authorized number of managers. However, no reduction of the authorized number of managers shall have the effect of removing any manager prior to the expiration of his or her term of office. Vacancies are to be filled by election at a special meeting of the Members in accordance with Section 6 of this Agreement.

6.9 Resignation. Any Manager may resign effective upon the delivery of written notice to the Members, unless the notice specifies a later effective date.

6.10 General Manager. If the Members elect more than one manager, the Members shall designate one of the managers as the General Manager. The General Manager shall preside at all meetings. The General Manager shall have the general powers and duties of management typically vested in the office of president of a corporation, and such other powers and duties as may be prescribed by the Members.

6.11 Powers. The Manager(s) have general supervision, direction, and control of the business of the LLC. In addition, subject to the provisions of the state of organization’s law, any limitations in the Articles of Organization and this Agreement relating to actions requiring approval by the Members, the Managers may make all decisions and take all actions on behalf of the LLC not otherwise provided for in this Agreement including but not limited to the following:

(a) select and remove all officers, agents, and employees of the LLC; prescribe any powers and duties for the Officers that are consistent with law, with the Articles of Organization, and with this Agreement; fix the Officers’ compensation; and require from the Officers security for faithful service;

(b) change the principal business office from one location to another; qualify the LLC to do business in any State, territory, dependency, or country; conduct business within or outside the United States; and designate any place within the United States for the holding of any Members’ or Managers’ meetings;

(c) borrow money and incur indebtedness on behalf of the LLC, and cause to be executed and delivered for the LLC’s purposes, in the LLC name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities;

(d) call a special meeting of the Member(s) at any time upon notification;

(e) enter into, make, and perform contracts and agreements which bind the LLC that are necessary and appropriate in the ordinary course of business of the LLC;

(f) open and maintain bank and investment accounts and designate authorized persons to sign checks or drafts or give instructions concerning those accounts;

(g) maintain the assets of the LLC;

(h) collect sums due and owing to the LLC;

(i) pay the debts and obligations of the LLC;

(j) acquire, use, and dispose of assets during the ordinary course of business.

6.12 Limitation on Powers. Except by the written authorization of the Members, neither a Manager nor any Officer of the LLC shall have the authority to:

(a) Enter into any agreement, contract, or commitment on behalf of the LLC which would obligate any Member to find additional capital, to guarantee a loan or to increase a Member’s personal liability either to the LLC or to a third party;

(b) Materially alter the business of the LLC, deviate from any approved business plan of the LLC as set forth in this Agreement, or perform any action which would make it impossible to carry on the business of the LLC;

(c) Perform any action that is contrary to this Agreement;

(d) Place title to any LLC asset or property in the name of a nominee or sell, lease, pledge, hypothecate, or grant a security interest in any LLC asset or property, except in the ordinary course of business;

(e) Commingle LLC funds with the funds of any other person or entity;

(f) Confess a judgment against the LLC;

(g) Admit any person as a Member, except as otherwise provided in this Agreement;

(h) Attempt to dissolve the LLC.

6.13 Place of Meeting. Regular meetings of the manager may be held without notice, at any time and at any place within the United States that is designated by the Managers. In the absence of the designation of a place, regular meetings shall be held at the principal office of the LLC. Special meetings of the manager shall be held at any place that has been designated in the notice of the meeting or, if not stated in the notice, at the principal office of the LLC. Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all managers participating in such meeting can hear one another, and all such managers shall be deemed to be present in person at such meeting.

6.14 Annual Meeting. Immediately following any annual meeting of the Members, the Managers shall hold a regular meeting for purposes of organization, the election of Officers, if any, and the transaction of other business. Notice of such meeting shall not be required.

6.15 Other Regular Meetings. Other regular meetings of the managers may be held without call at such time as determined by the Manager. Such regular meetings may be held without notice.

6.16 Special Meetings. Special meetings of the manager for any purpose or purposes may be called at any time by the Manager or a majority of the Managers. Notice of the time and place of special meeting shall be delivered personally or by telephone to each Manager or sent by first class mail or telegram, charges prepaid, addressed to each Manager at his or her address as it is shown upon the records of the LLC at least four (4) working days prior to the time of the holding of the meeting. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal office of the LLC.

6.17 Quorum. A majority (or all) of the authorized number of managers shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority (of all) of the managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the managers. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a manager, if any action taken is approved by at least a majority (or all) of the required quorum for such meeting.

6.18 Waiver of Notice. The transactions of any meeting of the manager, however called and noticed or wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the managers not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the LLC books and records. Notice of a meeting shall also be deemed given to any manager who attends the meeting without objecting to the lack of notice.

6.19 Adjournment. A majority of the managers present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

6.20 Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of such time and place shall be given, prior to the time of the adjourned meeting, to the managers who were not present at the time of the adjournment.

6.21 Action without Meeting. Any action required or permitted to be taken by the Manager may be taken without a meeting, if all managers individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the managers. Such written consent or consents shall be filed with the LLC’s books and record.

6.22 Fees and Compensation of Managers. Managers may receive such compensation, if any, for their services, and such reimbursement of expenses as may be fixed or determined by the Members. Nothing herein contained shall be construed to preclude any manager from serving the LLC in any other capacity as an Officer, agent, employee, or otherwise, and receiving compensation for such services.

6.23 Liability to Third Parties. No manager shall be liable for the debts, obligations, or liabilities of the LLC to a third party unless the manager agrees in writing to be liable.

6.24 Standard of Care; Liability. Each manager shall exercise such powers and otherwise perform such duties in good faith, in the matters such manager believes to be in the best interests of the LLC, and with such care including reasonable inquiry, using ordinary prudence, as a person in a like position would use under similar circumstances. In performing the duties of a manager, a manager shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in which case prepared or presented by

(a) one or more Officers or employees of the LLC who the manager believes to be reliable and competent in the matters presented;

(b) counsel, independent accountants, or other persons as to matters which the Manager believes to be within such person’s professional or expert competence; or

(c) a Committee upon which the Manager does not serve, as to matters within its designated authority, which Committee the Manager believes to merit confidence, so long as in any such case, the Manager acts in good faith, after reasonable inquiry when the need therefore is indicated by the circumstances, and without knowledge that would cause such reliance to be unwarranted.

SECTION 7: TRANSFER AND ASSIGNMENT OF LLC INTERESTS

7.1 Transfer or Assignment of Member’s Interest. Except as otherwise provided in this Agreement, the Members may not transfer and/or assign, in whole or in part, its LLC Interest at any time. For purposes of this Agreement transfer shall mean sale, exchange, assignment, alienation, disposition, gift, pledge, hypothecation, encumbrance, or grant of security interest in the LLC Interest. If an LLC Interest is transferred or assigned, the transferee shall have no rights in, nor may participate in, the management or operation of the business and affairs of the LLC nor have the right to become Members of the LLC. Any transfer or assignment of an LLC Interest shall only affect a transfer or assignment of the Member’s Financial Interest, and the transferring Members shall still be bound to the terms of this Agreement.

7.2 Transfer to Family Members. For purposes of this section, the restriction on the transfer or assignment of an LLC Interest shall not apply to transfers or assignments to the Member’s immediate family, including his or her spouse, parents, siblings, and children, or a trust, corporation, or other entity controlled by the transferring Members.

7.3 Involuntary Transfer. No involuntary transfer or assignment of an LLC Interest, or any part thereof, will be valid. If an LLC Interest is involuntarily transferred or assigned, the transferee shall have no rights in, nor may participate in, the management or operation of the business and affairs of the LLC nor have the right to become Members of the LLC. Any involuntary transfer or assignment of an LLC Interest shall only affect a transfer or assignment of the Member’s Financial Interest, and the transferring Members shall still be bound to the terms of this Agreement.

SECTION 8: BOOKS AND RECORDS

8.1 Maintenance of Books and Records. The LLC shall establish and maintain appropriate books and records of the LLC in accordance with generally accepted accounting principles. There shall be kept at the principal office of the LLC and the registered office of the LLC, if different, the following LLC documents:

(a) A the name and business or residence address of the Member and his or her Capital Contribution and LLC Interest;

(b) A current list of the name and business or residence address of each Manager, if any;

(c) A copy of the Articles of Organization and this Agreement and any amendments thereto;

(d) Copies of the LLC’s federal, state, and local income tax or information returns, if any, for the past six fiscal years;

(e) Copies of the financial statements of the LLC, if any, for the past six fiscal years;

(f) Originals or copies of all minutes, actions by written consent, consents to action, Members actions and consents; and

(g) Any other information required to be maintained by the LLC pursuant to the state of organization’s LLC statute.

8.2 Annual Accounting. Within ninety days after the close of each fiscal year of the LLC, the LLC shall cause to be prepared and submitted to the Members a balance sheet and income statement for the preceding fiscal year of the LLC (or portion thereof) in conformity with generally accepted accounting principles and provide to the Members all information necessary for the Members to complete federal and state tax returns.

8.3 Bank Accounts. All funds of the LLC shall be deposited in the LLC’s name in such banks as determined by the Manager. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the LLC, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by the Manager.

8.4 Fiscal Year. The LLC’s fiscal year shall end on December 31.

8.5 Accounting Method. For financial reporting purposes, the books and records of the LLC shall be kept on the cash (or accrual) method of accounting applied in a consistent manner and shall reflect all transactions of the LLC and be appropriate and adequate for the purposes of the LLC.

SECTION 9: TAXATION

9.1 Tax Year. The LLC’s taxable year shall end on December 31.

SECTION 10: INDEMNIFICATION

10.1 Definitions: Agents, Proceedings, and Expenses. For the purposes of this Agreement, “Agent” means any person who is or was a Members, Manager, Officer, employee, or other agent of this LLC; “Proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “Expenses” means any and all costs, fees, and expenses including but not limited to court costs and attorneys’ fees.

10.2 Actions Other Than by the LLC. The LLC shall indemnify and hold harmless any person or Agent who was or is a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of this LLC) by reason of the fact that such person is or was an Agent of this LLC, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this LLC, and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonable believed to be in the best interests of this LLC or that the person had reasonable cause to believe that his or her conduct was unlawful.

10.3 Actions by the LLC.

(a) This LLC shall indemnify any person or Agent who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this LLC to procure a judgment in its favor by reason of the fact that the person is or was an Agent of this LLC, against expenses actually and reasonably incurred by that person or Agent in connection with the defense or settlement of that action if that person or Agent acted in good faith, in a manner that person or Agent believed to be in the best interests of this LLC, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

(b) No indemnification, however, shall be made under this Section (i) with respect to any claim, issue or matter as to which that person or Agent shall have been adjudged to be liable to this LLC in the performance of that person’s or Agent’s duty to the LLC, unless the court in which that action was brought shall determine upon application that the person or Agent is fairly and reasonably entitled to indemnity for the expenses which the court shall determine; (ii) for amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or (iii) for expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

10.4 Successful Defense by Agent. To the extent that an Agent of this LLC has been successful on the merits in defense of any Proceeding, the agent shall be indemnified against expenses actually and reasonably incurred by the Agent in connection with the Proceeding.

10.5 Required Approval. Any indemnification under this Section shall be made by the LLC only if authorized in writing upon a determination by the Members.

10.6 Advance of Expenses. Expenses incurred in defending any Proceeding may be advanced by the LLC before the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance unless it shall be determined ultimately that the Agent is entitled to be indemnified.

10.7 Other Contractual Rights. Nothing contained in this Section shall affect any right to indemnification to which Agents of this LLC or any subsidiary may be entitled by contract, by determination of the Members, as a matter of law or equity, or otherwise.

10.8 Insurance. The LLC may, upon a determination by the Members, purchase and maintain insurance on behalf of any Agent of the LLC against any liability which might be asserted against or incurred by the Agent in such capacity, or which might arise out of the Agent’s status as such, whether or not the LLC would have the power to indemnify the Agent against that liability.

10.9 Amendment to State of Organization’s Laws. In the event that the state of organization’s law regarding indemnification of Members, managers, directors, officers, employees, and other agents of an LLC, as in effect at the time of adoption of this Agreement, is subsequently amended to in any way that increases the scope of permissible indemnification beyond that set forth herein, the indemnification authorized by this Section shall be deemed to be coextensive with the maximum afforded by the state of organization’s law as so amended.

SECTION 11: TERMINATION AND DISSOLUTION

11.1 Dissolution. The LLC shall be dissolved upon the occurrence of any of the following events:

(a) The expiration, if any, of the period fixed in the Articles of Organization;

(b) The written consent of the Member;

(c) The death, withdrawal, resignation, expulsion, bankruptcy or dissolution of the Member, or the occurrence of any other event which terminates the Member’s continued membership in the LLC.

11.2 Notice of Winding Up. Upon the occurrence of any of the events specified above, the LLC shall execute and file a Notice of Winding Up, if required, with the Secretary of State of the State of Delaware.

11.3 Conduct of Business. Upon the occurrence of any of the events specified above, the Manager shall act as liquidator and wind up all LLC business and affairs. However, the LLC shall continue to exist until Articles of Dissolution have been filed with the Secretary of State of the State of Delaware or until a decree dissolving the LLC has been entered by a court of competent jurisdiction.

11.4 Distribution of Net Proceeds. Upon the occurrence of any of the events specified above and the completion of the winding up all LLC business and affairs, the assets of the LLC shall be promptly liquidated and distributed in the following order:

(a) To the payment of creditors, excluding the Member, in the order of priority as provided by law;

(b) To the payment of loans or advances made by the Member;

(c) To the Member.

Where the distribution consists both of cash and noncash assets, the cash shall be distributed first, in descending order, to the above categories. With respect to the noncash assets, which distribution values are to be based on the fair market value of the noncash asset as determined in good faith by the liquidator, the liquidator may sell the noncash assets and distribute the cash proceeds or distribute the assets in kind, in descending order, to the above categories.

11.5 Termination. The LLC shall be terminated upon the distribution of all assets. The Manager shall cause the LLC to file Articles of Dissolution with the Secretary of State of the State of Delaware or take any other actions necessary to terminate the LLC.

SECTION 12: AMENDMENTS

12.1 Amendments by Members. This Agreement may be adopted, amended, altered, or repealed by the written consent of the members.

SECTION 13: GENERAL PROVISIONS

13.1 Entire Agreement/Modification. This Agreement contains the entire understanding of the parties with respect to the subject matter of the agreement, and it supersedes all prior understandings and agreements, whether written or oral, and all prior dealings of the parties with respect to the subject matter hereof. This Agreement, in whole or in part, cannot be changed, modified, extended, or discharged orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Further, no consent or waiver, express or implied, to or of any breach or default shall constitute a consent or waiver to or of any other breach.

13.2 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.3 Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, legal representatives, and assigns. This Agreement may not be assigned by any party without the express written consent of the other parties.

13.4 Construction. Throughout this Agreement, the masculine, feminine, or neuter genders shall be deemed to include the masculine, feminine, and neuter and the singular, the plural, and vice versa. The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret, or construe the intentions of the parties.

13.5 Governing Law. This agreement shall be governed by, and interpreted in accordance with the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly effected on the date herein provided.

COMPANY:		MEMBERS:

MVP BRIDGEPORT FAIRFIELD GARAGE, LLC		MVP REAL ESTATE HOLDINGS, LLC.
a Delaware limited-liability company		a Nevada limited-liability company

By:	MVP REALTY ADVISORS, LLC	By:	MVP REALTY ADVISORS, LLC
a Nevada limited- liability company		a Nevada limited- liability company

By:		By:

	Michael V. Shustek, Manager	Michael V. Shustek, Manager

MVP REIT II OPERATING PARTNERSHIP, LP
a Delaware limited partnership

		By:	MVP REIT II, INC.
a Maryland corporation, General Partner

By:

Michael Shustek, Chief Executive Officer